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                                                                    Exhibit 99.1

                     ADVO, INC. ANNOUNCES LEADERSHIP CHANGE

    -- CHIEF EXECUTIVE OFFICER GARY MULLOY LEAVES ADVO; BOARD APPOINTS BOBBIE
                              GAUNT INTERIM CEO --


Windsor, CT, June 14, 2004 - ADVO, Inc. (NYSE: AD) today announced that Chief Executive Officer Gary Mulloy has left the Company. The Company's Board of Directors has named independent director Bobbie Gaunt, former President and CEO of Ford Canada, Ltd., and a Vice President of Ford Motor Company (retired), as Interim Chief Executive Officer, effective immediately. ADVO also announced that John Mahoney, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Staples, Inc, has been named Non-Executive Chairman of the Board.

The Board has retained Herbert Mines Associates to commence an immediate search for a permanent CEO.

Speaking on behalf of the Board of Directors, Ms. Gaunt said, "Gary has made substantial contributions to ADVO during his tenure as CEO, and on behalf of the Board I want to thank him for his leadership. His legacy is apparent in the significant expansion of the ADVO network and the efficiencies he has driven in the Company's financial results, both of which have positioned the Company to accelerate its growth strategy.

"I look forward to working with ADVO's management team and outstanding employee organization. My first priority as interim CEO is to continue to provide our employees with the resources and support they need to deliver the full value of ADVO's home-delivered print advertising services to our customers. This level of commitment to our customers - both current and potential -- will, in turn, enable us to accelerate and sustain our breakout growth strategy," Ms. Gaunt concluded.

"I have committed the full scope of my attention and energy to ensuring ADVO becomes the largest provider of shared mail services in the country, and I am pleased to say the Company has achieved that goal - and more," said Mr. Mulloy. "I have been proud to lead ADVO for the past six years, and now look forward to pursuing other interests."

Mr. Mahoney added, "The Board has great confidence in Bobbie's leadership and we are fully focused on supporting her as we guide the Company through this transition while working to identify a permanent CEO who embodies the passion, vision, and commitment to operational excellence and growth this Company requires to realize its full potential. In the interim, ADVO will benefit from Bobbie's steady leadership and operational expertise."

Ms. Gaunt has been a director of the Company since August 2002. She retired from the Ford Motor Company in December of 2000 following a 28-year career in the areas of marketing, sales, market research and customer satisfaction. In April of 1997, Ms. Gaunt was appointed the President and CEO of Ford of Canada, Ltd., and in 1999 was elected an officer of the Ford Motor Company. Reporting to her will be ADVO's senior management team, consisting of Edwin Harless, EVP, Chief Administrative Officer; Stephanie Molnar, EVP, President Sales & Marketing;
Myron Lubin, EVP, President Diversified Business Group; Donald McCombs, EVP, President Operations Group, and acting Chief Financial Officer; Jack Dearing, Senior Vice President, Security; and, Vince Giuliano, Senior Vice President, Government Relations who will continue in their present roles to be responsible for the day-to-day operations of the Company.
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ADVO also announced today that Ms. Gaunt will step down from the Audit Committee of the Board, to be replaced by independent director Karen Kaplan. Independent director David Dyer has assumed Ms. Gaunt's position as Chair of the Compensation and Nomination Committee until a permanent CEO is appointed. Mr. Mulloy has resigned his position on ADVO's Board of Directors.

About ADVO, Inc.
----------------
ADVO, Inc. (NYSE: AD) is the largest targeted in-home print advertising company in the United States, with annual revenues of nearly $1.2 billion. The Company's shared mail advertising programs reach, on average, 67 million US households weekly, and 105 million households monthly. This includes its core ShopWise(TM) branded programs, and the reach of its ADVO National Network Extension (A.N.N.E.) program. Additionally, the Company's SuperCoups(R) advertising solutions provide targeted advertising for local neighborhood businesses. ADVO launched the America's Looking For Its Missing Children(R) program in partnership with the National Center for Missing & Exploited Children and the United States Postal Service in 1985, and ADVO's missing child cards are responsible for safely recovering 131 children. ADVO has 23 mail processing facilities and 34 sales offices nationwide and in Canada. ADVO's corporate headquarters are located at One Targeting Centre, Windsor, Connecticut 06095, and the Company can be visited at its Web site at www.advo.com.

THIS REPORT CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTIONS 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH FORWARD LOOKING STATEMENTS ARE BASED ON CURRENT INFORMATION AND EXPECTATIONS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS. THE COMPANY'S BUSINESS IS PROMOTIONAL IN NATURE, AND ADVO SERVES ITS CLIENTS ON A "JUST IN TIME" BASIS. AS A RESULT, FLUCTUATIONS IN THE AMOUNT, TIMING, PAGES, WEIGHT, AND KINDS OF ADVERTISING PIECES CAN VARY SIGNIFICANTLYFROM WEEK TO WEEK, DEPENDING ON ITS CUSTOMERS' PROMOTIONAL NEEDS, INVENTORIES, AND OTHER FACTORS. IN ANY PARTICULAR QUARTER THESE TRANSACTIONAL FLUCTUATIONS ARE DIFFICULT TO PREDICT, AND CAN MATERIALLY AFFECT THE COMPANY'S REVENUE AND PROFIT RESULTS. THE COMPANY'S BUSINESS CONTAINS ADDITIONAL RISKS AND UNCERTAINTIES WHICH INCLUDE, BUT ARE NOT LIMITED TO: GENERAL CHANGES IN CUSTOMER DEMAND AND PRICING; THE POSSIBILITY OF CONSOLIDATION IN THE RETAIL SECTOR; THE IMPACT OF ECONOMIC OR POLITICAL CONDITIONS ON ADVERTISING SPENDING AND THE COMPANY'S DISTRIBUTION SYSTEM; POSTAL AND PAPER PRICES;POSSIBLE GOVERNMENTAL REGULATION OR LEGISLATION AFFECTING ASPECTS OF THE COMPANY'S BUSINESS; THE EFFICIENCIES ACHIEVED WITH TECHNOLOGY UPGRADES; THE AMOUNT OF SHARES THE COMPANY REPURCHASES IN THE FUTURE UNDER ITS BUYBACK PROGRAM; FLUCTUATIONS IN INTEREST RATES RELATED TO THE OUTSTANDING DEBT; AND OTHER GENERAL ECONOMIC FACTORS.


Contact
-------
Chris Hutter
VP, FP&A, Investor Relations, and Treasurer
860-285-6424